EXHIBIT 10.1

                                AMREP CORPORATION
                     2002 NON-EMPLOYEE DIRECTORS' STOCK PLAN

ARTICLE A -- PURPOSE.

The AMREP Corporation 2002 Non-Employee Directors' Stock Plan (the "Plan") is intended to attract, retain and compensate for services as members of the Board of Directors of AMREP Corporation (the "Company") highly qualified persons who are not employees of the Company or any of its subsidiaries by awarding them, as part of their compensation for services rendered as directors of the Company shares of the Company's Common Stock.

ARTICLE B -- PARTICIPATION.

Each member of the Board of Directors of the Company (the "Board") who is not an employee of the Company or any of its subsidiaries shall be a participant in the Plan ("Participant").

ARTICLE C -- AWARD OF SHARES.

On March 15, 2003 and on the fifteenth day of each September and March thereafter each Participant shall be awarded, as partial payment for services rendered as a director of the Company during the preceding six months, 1,250 shares ("Shares")of the Company's Common Stock.

ARTICLE D -- LIMITATION ON NUMBER OF SHARES.

The total number of shares of Common Stock of the Company that may be awarded under the Plan shall be 65,000, provided that such number shall be subject to appropriate adjustment in the event of future stock splits, stock dividends, or other changes in the capitalization of the Company.

ARTICLE E -- SHARES AWARDED UNDER THE PLAN.

Shares awarded under the Plan shall be treasury shares.

ARTICLE F -- ADDITIONAL PROVISIONS.

     1. Although the Board intends to keep the Plan in effect indefinitely, the Board may terminate the Plan at any time or amend it from time to time; provided that the Plan shall not be amended more frequently than semi-annually.

     2. It is the Company's intent that this Plan comply in all respects with Rule 16b-3 under the Securities Exchange of 1934, as amended ("Exchange Act") and any other Rules promulgated thereunder so that awards under this Plan are exempt from Section 16(b) of the Exchange Act. If any provision of the Plan is found not to be in compliance with such Rule or Rules, the provision shall be deemed null and void.

     3. Except as provided in the Plan, no Participant shall have any claim or right to an award under the Plan. Neither the Plan nor any action taken by the Board thereunder shall be construed as giving any director any right to be retained in the service of the Company.

ARTICLE G -- DURATION OF PLAN.

     The Plan shall be effective as of December 5, 2002 and shall continue in effect until terminated by the Board.